CHANGE OF CONTROL CONTRACT


                       LONE STAR STEAKHOUSE & SALOON, INC.
                            224 E. DOUGLAS, SUITE 700
                              WICHITA, KANSAS 67202


                                  CONFIDENTIAL


January 3, 2001


Jeffrey S. Bracken
Vice President of Operations
Lone Star Steakhouse & Saloon, Inc.
224 E. Douglas, Suite 700
Wichita, Kansas 67202

Dear Mr. Bracken:

         A. It is expected that Lone Star Steakhouse & Saloon, Inc. (the "Company") from time to time will consider the possibility of an acquisition by another company or other change of control (as hereinafter defined). The Board of Directors of the Company recognizes that such consideration can be a distraction to you and can cause you to consider alternative employment opportunities. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have your continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

         B. The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide you with an incentive to continue his or her employment and to motivate you to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         C. The Board believes that it is imperative to provide you with certain severance benefits upon your termination of employment following a Change of Control that provide you with enhanced financial security and incentive and encouragement to you to remain with the Company notwithstanding the possibility of a Change of Control.

         Therefore the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to offer you the following agreement (the "Agreement") which provides you with certain severance payments and benefits if your employment terminates following a Change of Control.

                                    ARTICLE I
                                   DEFINITIONS

         1.1      Definitions

                  Whenever used in this Agreement, the following capitalized terms shall have the meanings set forth in this Section, certain other capitalized terms being defined elsewhere in this Agreement:

                  (a) "Annualized Compensation" means the sum of (i) your highest level of Compensation (exclusive of any bonus(es)) within one (1) year of the date on which your employment terminates and (ii) the bonus(es) included in the definition of "Compensation".

                  (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

                  (c) "Board of Directors" means the Board of Directors of the Company.

                  (d) "Change of Control" of the Company means and includes any of the following:

                      (i) Any person or "Group" (as defined in Section 13(d) of the Exchange Act), excluding for this purpose the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership in thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, then no Change of Control shall be deemed to have occurred;

                      (ii) The individuals who, as of January 3, 2001, are members of the Company's Board of Directors (the "Existing Directors"), cease, at or prior to January 3, 2003, for any reason, to constitute at least a majority of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least a majority of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

                      (iii) Consummation of (1) an agreement for the sale, assignment, lease conveyance or other disposition of the Company or all or substantially all of the Company's assets, (2) a plan of merger, consolidation or reorganization of the Company with any other corporation whether or not the Company is the person surviving or resulting therefrom, or (3) a similar transaction or series of transactions involving the Company (any transaction described in parts(1) through (3) of this subparagraph (iii) being referred to as a "Transaction"), in each case unless after such a Transaction (x) the shareholders of the Company immediately prior to the Transaction continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Transaction, in substantially the same proportion as their ownership of the Company immediately prior to such Transaction, (y) no person (excluding any entity resulting from such Transaction or any employee benefit plan (or related trust) of the Company or of such entity resulting from such Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Transaction, and (z) at least a majority of the members of the board of directors of the entity resulting from such Transaction were Existing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction; or

                      (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                      Any other provision of this Agreement to the contrary notwithstanding, a "Change of Control" shall not include any transaction described in subparagraph (i) or (iii), above, where, in connection with such transaction, you and/or any party acting in concert with you substantially increases your or its, as the case may be, ownership interest in the Company or a successor to the Company.

                  (e) "Company" means Lone Star Steakhouse & Saloon, Inc., a Delaware corporation, and any successor or assignee as provided in Article IV.

                  (f) "Compensation" means and includes all of your base salary attributable to your employment with the Company and/or any of its Subsidiaries as reported in the W-2 prepared by the Company (other than income attributable to the exercise of stock options). In addition, Compensation shall include, but not be limited to, any amounts excludable from your gross income for federal income tax purposes pursuant to Section 125 or Section 401(k) of the Internal Revenue Code of 1986, as amended, or deferred pursuant to any Company or Subsidiary plan or program including any matching contributions by the Company plus your target cash bonus under all performance-related criteria (including personal objectives) applicable prior to the Change of Control, for the fiscal year during which a Change of Control occurs, and other regular cash compensations or reimbursements of non-business expenses, if any, including, but not limited to, automobile allowance and gasoline reimbursement.

                  (g) "Disability" means a physical or mental infirmity which substantially impairs your ability to perform your material duties for a period of at least one hundred eighty (180) consecutive calendar days and, as a result of such Disability, you have not returned to your full-time regular employment or officership prior to termination.

                  (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Just Cause" means the termination of your employment or officership as a result of fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Subsidiaries), or conviction of a felony.

                  (k) "Person"  shall have the meaning  ascribed to such term in
Section 3 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (l) "Severance Payment" means the payment of severance compensation as provided in Article II.

                  (m) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned directly or indirectly by the Company.

                                   ARTICLE II
                               SEVERANCE PAYMENTS

         2.1      Right to Severance Payment

                  If there has been a Change of Control of the Company and you are an active employee or an officer of the Company at the time of the Change of Control, and thereafter any of the following occur (a) within seven hundred thirty days (730) calendar days from and including the date of the Change of Control, your employment or officership is involuntarily terminated by the Company for any reason (other than Just Cause or your death or Disability), (b) there shall be a reduction in your base salary or other compensation as in effect immediately prior to the Change of Control, (c) you are placed in any position of lesser stature than that of the Vice President of Operations of the Company; are assigned duties inconsistent with the Vice President of Operations or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such positions on the date hereof; is assigned performance requirements or working conditions in effect on the date hereof; or are accorded treatment on a general basis that is in derogation of your status as the Vice President of Operations,
(d) any act by the Company which under Kansas law or statute would constitute a constructive termination of your employment, or (e) any requirement of the Company that the location at which you perform your principal duties for the Company be outside a radius of 25 miles from the location at which you performed such duties immediately prior to the Change of Control; then the Agreement shall be deemed to have been terminated by the Company otherwise than by reason of Just Cause and the Company shall pay to you within five days after notice from you to such effect a lump sum cash payment equal to the amount specified in
Section 2.2(a) hereof. For purposes of determining whether you are an active employee or an officer of the Company at the time of the Change of Control, you will still be considered to be an active employee or officer if you are on sick leave, military leave or any other leave of absence approved by the Company or any of its Subsidiaries.

         2.2      Amount of Severance Payment and Replacement of Options

                  (a) If you become entitled to a Severance Payment under this Agreement, you shall receive a lump sum payment equal to 2.99 times one year's Annualized Compensation.

                  (b) The  Severance  Payment  otherwise  calculated  under this
Section 2.2 shall be reduced by the amount of cash severance-type benefits to which you may be entitled pursuant to any other severance plan, agreement, policy or program of the Company or any of its Subsidiaries; provided that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this Agreement, you will be entitled to receive the amounts payable under such other plan, agreement, policy or program. Without limiting other payments which would not constitute "cash severance-type benefits" hereunder, any cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits shall not constitute "cash severance-type benefits" for purposes of this Section 2.2(b).

                  (c) Notwithstanding any provision in the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as amended, or in this Agreement in the event there is a Change of Control, the Company shall, at no cost to you, replace any and all stock options granted by the Company and held by you at the time of the Change of Control, whether or not vested, with an equal number of unrestricted and fully vested stock options to purchase shares of the Company's Common Stock (the "Option Replacement").

                      Alternatively,  in the  event of a Change  of  Control  in
Section 2.1 hereof, in lieu of the Option Replacement, you may elect to surrender your rights to such options, and upon such surrender, the Company shall pay to you either an amount in cash per stock option then held, which is the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's Common Stock leading to control, or (iii) the mean between the high and low selling price of such stock on the Nasdaq National Market or other market on which the Company's Common Stock is then traded on the date on which you are entitled to a Severance Payment.

         2.3      Gross-Up Payment

                  If it shall be determined that any payment or distribution by the Company to or for the benefit of you pursuant to this Agreement, including any payments made pursuant to Articles V and VI of this Agreement(a "Base Payment") would be subject to the excise tax (the "Excise Tax") imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then you shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by you, after the calculation and deduction of any Excise Tax on the Base Payment and any federal, state, and local taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Base Payment. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Finally, the Gross-Up Payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state, or local taxing authority with respect to the Gross-Up Payment that were not deducted from compensation payable to you.

                  All determinations required to be made under this Section 2.3, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by the Company's independent auditor immediately prior to the date of the Change of Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and you within fifteen (15) business days after the receipt of notice from you that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by your tax advisor, and if your tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and your tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either you or the Company shall be borne by the Company. Any Gross-Up Payment shall be paid by the Company to you within five (5) days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon the Company and you.

                  As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made consistent with the calculations required to be made hereunder ("Underpayment"). In the event that you thereafter are required to make a payment of any Excise Tax, any such Underpayment shall be promptly paid by the Company to or for the benefit of you along with any Gross-Up thereon to relieve you of 100% of the cost of any Excise Tax and other Federal, state and local taxes on the Underpayment.

         2.4      No Duty of Mitigation

                  The Company acknowledges that it would be very difficult and generally impracticable to determine your ability to, or the extent to which you may, mitigate any damages or injuries you may incur by reason of the Change of Control. The Company has taken this into account in entering into this Agreement and, accordingly, the Company acknowledges and agrees that you shall have no duty to mitigate any such damages and that you shall be entitled to receive your entire Severance Payment regardless of any income which you may receive from other sources following your termination after any Change of Control.

         2.5      Payment in the Event of Death

                  If you should die before all amounts payable to you have been paid, such unpaid amounts shall be paid to your beneficiary under this Agreement or, if you have not designated such a beneficiary in writing to the Company, to the personal representative(s) of your estate. For purposes of this Section 2.5, you may designate an intervivos revocable living grantor trust as your beneficiary.

         2.6      Life and Health Insurance Coverage; Physical

                  If you are  entitled  to  receive a  Severance  Payment  under
Section 2.1, you will also be entitled to receive the following additional benefits:

                  (a) Life insurance coverage for you and your dependents having a face amount at least equal to the greater of (i) the amount in effect for you (in your case) and/or your dependents (in the case of your dependents) on the date of the Change of Control, or (ii) the amount in effect for you (in your case) and/or your dependents (in the case your dependents) on the date of termination of service, such coverage to be provided under the same plan or plans under which you (in your case) or your dependents (in the case of your dependents) were covered immediately prior to the termination of your employment or officership or substantially similar plan(s) established by the Company or any of its Subsidiaries thereafter. Such life insurance coverage shall be paid for by the Company to the same extent as if you were still employed by the Company and you will be required to make such payments as you would be required to make if you were still employed by the Company. This coverage will continue for the period hereinafter provided.

                  (b) Health insurance coverage (including any dental coverage, if any) for you and your dependents under the same plan or plans under which you were covered immediately prior to the termination of your employment or officership or substantially similar plan(s) established by the Company or any of its Subsidiaries thereafter. Such health insurance coverage shall be paid for by the Company to the same extent as if you were still employed by the Company, and you will be required to make such payments as you would be required to make if you were still employed by the Company. This coverage will continue for the period hereinafter provided.

                  (c) Payment for one physical examination, to be performed by the physician of your choice.

                  (d) The benefits provided under this Section 2.6 shall continue for a period of two (2) years following the date of termination of your employment or such longer period as provided in any agreement relating to any of such benefits between you and the Company; provided, however, that the benefits for medical coverage under the provisions of Section 2.6(b) shall end as of the date you become covered under any other group health plan that you do not have as of the date of the Change of Control and any other group health plan not maintained by the Company or any of its Subsidiaries which provides equal or greater benefits than such plan and which does not exclude any pre-existing condition that you or your dependents may have at that time.

         2.7      Miscellaneous

                  If you are  entitled  to  receive a  Severance  Payment  under
Section 2.1, and at the time of the occurrence of a Change of Control you were the primary user of a Company or Subsidiary automobile that was provided to you at the expense of the Company or any of its Subsidiaries, the Company will take all action to transfer ownership of the automobile to you at no cost to you other than any income, FICA and medicare tax due on the value thereof. If the automobile has been leased by the Company or any of its Subsidiaries, instead of having the option to purchase the automobile, the Company will, at your written request made within thirty (30) calendar days after you become entitled to receive a Severance Payment hereunder, promptly use its best efforts to have the applicable lease assigned to you.

         2.8      Withholding of Taxes

                  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes required by applicable law to be withheld by the Company.

         2.9      No Setoff

                  The Company's obligation to make Severance Payments to you pursuant to this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, but not limited to, any setoff, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against you or others.

         2.10     Benefits Under Other Plans

                  The benefits  that you may be entitled to receive  pursuant to
Section 2.6 of this Agreement are not intended to be duplicative of any similar benefits to which you may be entitled from the Company or any of its Subsidiaries under any other severance plan, agreement, policy or program maintained by the Company or any of its Subsidiaries. Accordingly, the benefits to which you are entitled under Section 2.6 shall be reduced to take account of any other similar benefits to which you are entitled from the Company or any of its Subsidiaries; provided, however, that if the amount of benefits to which you are entitled under such other severance plan, agreement, policy or program is greater than the benefits to which you are entitled under Section

2.6 of this Agreement, you will be entitled to receive the full amount of the benefits to which you are entitled under such other plan, agreement, policy or program.

                                   ARTICLE III
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

         3.1      Other Benefits

                  This Agreement does not provide a pension for you nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in Sections 2.2(b), 2.3 and 2.10, neither the provisions of this Agreement nor the Severance Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish your rights as an employee, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any employment agreement or other plan or arrangement not related to severance. Any such other amounts or benefits payable shall be included, as necessary, for making any of the calculations required under Section 2.3.

         3.2      Employment Status

                  This Agreement does not constitute a contract of employment or impose on you any obligation to remain in the employ of the Company, nor does it impose on the Company or any of its Subsidiaries any obligation to retain you in your present or any other position, or to change the status of your employment as an employee at will unless you have a separate written employment agreement with the Company or its Subsidiaries. Nothing in this Agreement shall in any way require the Company or any of its Subsidiaries to provide you with any severance benefits prior to a Change of Control, nor shall this Agreement ever be construed in any way as establishing any policies or requirements of the Company or any of its Subsidiaries for the termination of your employment or the payment of severance benefits to you if your employment terminates prior to a Change of Control, nor shall anything in this Agreement in any way affect the right of the Company or any of its Subsidiaries in its absolute discretion to change prior to a Change of Control one or more benefit plans, including but not limited to pension plans, dental plans, health care plans, savings plans, bonus plans, vacation pay plans, disability plans, and the like.

                                   ARTICLE IV
                              SUCCESSOR TO COMPANY

         The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Agreement, shall mean (from and after, but not before, the occurrence of such event) the Company as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

                                    ARTICLE V
                             LEGAL FEES AND EXPENSES

         The Company shall pay as they become due all legal fees, costs of litigation and other expenses incurred in good faith by you as a result of the Company's refusal or failure to make the Severance Payment to which you become entitled under this Agreement, as a result of the Company's contesting the validity, enforceability or interpretation of this Agreement or of your right to benefits hereunder. You shall be conclusively presumed to have acted in good faith unless a court makes a final determination not otherwise subject to appeal to the contrary.

                                   ARTICLE VI
                                   ARBITRATION

         Except as otherwise provided in Section 2.3, you shall have the right and option (but not the obligation) to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement not otherwise resolved through the claims procedure set forth in Section 7.11, including any dispute under Section 2.3, settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by you within fifty (50) miles from the location of your job with the Company or any of its Subsidiaries, in accordance with the rules of the American Arbitration
Association then in effect. Judgement may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of your counsel, shall be borne, and paid as incurred, by the Company; provided that the Company shall only be required to pay your fees and expenses if they are incurred in good faith. You shall be conclusively presumed to have acted in good faith unless and until the arbitrator makes a final determination to the contrary.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1      Applicable Law

                  To the extent not preempted by the laws of the United States and in the interest of interpreting this Agreement in a uniform manner with other similar agreements being entered into by the Company with other of its and its Subsidiaries' employees regardless of the jurisdiction in which you are employed or any other factor, the laws of the State of Kansas shall be the controlling law in all matters relating to this Agreement, regardless of the choice-of-law rules of the State of Kansas or any other jurisdiction.

         7.2      Construction

                  No term or provision of this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the affected provision of this Agreement shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

         7.3      Severability

                  If a provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Agreement and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         7.4      Headings

                  The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

         7.5      Notice of Termination

                  Following a Change of Control, any purported termination of your employment by the Company or any of its Subsidiaries shall be communicated by a written notice of termination, which such notice shall indicate the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under any provision so indicated. The failure to provide such notice shall create a rebuttable presumption that you are entitled to a Severance Payment and the other benefits provided by this Agreement.

         7.6      Assignability

                  Neither this Agreement nor any right or interest therein shall be assignable or transferrable (whether by pledge, grant of a security interest, or otherwise) by you, your beneficiaries or legal representatives, except by will, by the laws of descent and distribution or intervivos revocable living grantor trust as your beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and you and shall be enforceable by them and your legal personal representatives.

         7.7      Entire Agreement

                  This Agreement constitutes the entire agreement between the Company and you regarding the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, written or oral, between the Company and you with respect to the subject matter hereof.

         7.8      Term

                  If a Change of Control has not theretofore occurred, this Agreement shall expire and be of no further force and effect on January 3, 2003; provided that the Board of Directors of the Company may, at any time prior to the expiration thereof, extend the term of this Agreement for a term of up to two years, including extending the date set forth in the third line of Section 1.1(d)(ii) of the definition of "Change of Control", without any further action on your part.

                  If a Change of Control occurs, this Agreement shall continue in full force and effect, and shall not terminate or expire until the expiration of seven hundred thirty-one (731) calendar days from and including the date of the Change of Control, at which time this Agreement shall terminate except if you become entitled to Severance Payments hereunder prior to such time. If you become so entitled to Severance Payments hereunder, this Agreement shall continue and be effective until you (or the person(s) specified in Section 2.5) shall have received in full all Severance Payments and other benefits to which you are entitled under this Agreement, at which time this Agreement shall terminate for all purposes.

         7.9      Amendment

                  Except as set forth in Section 7.8, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and the Company. No waiver by the Company or you at any time or any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreement or representations, written or oral, express or implied, with respect to the subject matter hereof, have been made by either party which are not expressly set forth in this Agreement.

         7.10     Notices

                  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the General Counsel. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

         7.11     Administration

                  The Company has entered into agreements similar to this Agreement herein with other employees and officers of the Company or its Subsidiaries. These agreements, taken together, constitute welfare benefit plan within the meaning of Section 3(1) of ERISA. The Administrator of such plan, within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Company.

                  If you believe you are entitled to a benefit under this Agreement, you may make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Secretary of the Company.

                  Within thirty (30) calendar days after receipt of such a claim, the Company shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

                  (a) The specific reason or reasons for the denial;

                  (b)  Specific  reference  to  pertinent   provisions  of  this
Agreement on which the denial is based;

                  (c) A description of any additional material or information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

                  (d) An explanation of this Agreement's claim review procedure.

                  If you disagree with the action taken by the Company, you or your duly authorized representative may apply to the Company for a review of such action. Such application shall be made within sixty (60) calendar days after receipt by you of the notice of the Company's action on your claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Company. A decision by the Company shall be communicated to you within thirty (30) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Agreement on which the decision is based.

                  If this Agreement is acceptable to you, please sign the enclosed copy of this Agreement in the space provided below and return it to me.

                                        Sincerely,



                                        /s/ John D. White
                                        -------------------------------
                                        John D. White
                                        Executive Vice President

ACCEPTED AND AGREED TO:


/s/ Jeffrey S. Bracken
-------------------------------
Jeffrey S. Bracken